Exhibit 99.1

Echo Global Logistics Reports Record Third Quarter Results; Revenue up 40% and Net Revenue up 50% Year Over Year

CHICAGO, IL — (Marketwired) — 10/28/15 — Echo Global Logistics, Inc. (NASDAQ: ECHO) (“Echo” or the “Company”), a leading provider of technology-enabled transportation management services, reported today financial results for the quarter ended September 30, 2015.

“Echo delivered record results in the third quarter in terms of top line revenue and earnings,” said Doug Waggoner, Chairman and Chief Executive Officer of Echo. “In a soft market with relatively loose truckload capacity, Echo was able to continue to expand its net revenue margin and continue to win market share by focusing on the service our people provide to our clients and our carriers, all while continuing to focus on the successful integration of our acquisition of Command Transportation.”

Q3 2015 Highlights

•                  Total revenue increased by 40% to $450 million from the third quarter of 2014

•                  Total net revenue increased by 50% to $87 million from the third quarter of 2014(1)(3)

•                  Non-GAAP EBITDA increased by 46% to $21 million from the third quarter of 2014, which includes $1.5 million of Command integration costs (2)(3)

•                  Non-GAAP Fully Diluted EPS increased to $0.34 in the third quarter of 2015

•                  Truckload volume increased by 134% from the third quarter of 2014

(1)         Non-GAAP financial measure calculated as total revenue less transportation costs.

(2)         Excludes the effects of changes in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs, other expense, stock compensation, interest expense and income taxes.

(3)         For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures.”

Summarized financial results and select operating metrics follow:

	Three months ended September 30,
Dollars in millions, except per share data	2015	2014	% change
	(unaudited)
Revenue:
Transactional	$375.3	$242.3	54.9%
Managed Transportation	74.7	78.3	-4.7%
Total Revenue	450.0	320.6	40.4%

Net revenue (1)	87.4	58.4	49.5%

Non-GAAP Operating expenses (1)
Commissions	26.5	16.9	56.4%
Non-GAAP selling, general and administrative (1)	39.9	27.1	47.4%
Total Non-GAAP operating expenses (1)	66.4	44.0	50.8%

Non-GAAP EBITDA (1)	21.0	14.4	45.6%
Depreciation	3.4	2.6	31.2%
Non-GAAP Operating income (1)	17.6	11.8	48.7%
Interest expense	1.6	—	—
Other expense	—	0.1	-100.0%
Non-GAAP Income before taxes (1)	16.0	11.7	36.1%

Income taxes	5.8	4.5	28.2%

Non-GAAP Net Income (1)	10.2	7.2	41.0%

Non-GAAP Fully Diluted EPS (1)	$0.34	$0.30	10.3%
Diluted shares	30.3	23.7

(1) See the “Reconciliation of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this Press Release.

	Three months ended September 30,
Reconciliation of Non-GAAP Financial Measures	2015	2014	% change
	(unaudited)
Total Revenue	$450.0	$320.6	40.4%
Less: Transportation Costs	362.6	262.2	38.3%
Net Revenue (1)	87.4	58.4	49.5%

Non-GAAP Selling, general and administrative (1)	39.9	27.1	47.4%
Commissions	26.5	16.9	56.4%
Change in contingent consideration payable	(0.0)	0.8	-102.4%
Acquisition-related transaction costs	0.2	—	—
Stock compensation expense	4.7	0.9	401.6%
Selling, general, and administrative expenses	71.3	45.7	55.8%

Non-GAAP EBITDA (1)	21.0	14.4	45.6%
Change in contingent consideration payable	0.0	(0.8)	-102.4%
Depreciation	(3.4)	(2.6)	31.2%
Amortization	(4.1)	(1.1)	259.0%
Acquisition-related transaction costs	(0.2)	—	—
Noncash interest expense	(1.8)	—	—
Stock compensation expense	(4.7)	(0.9)	401.6%
Cash interest expense	(1.6)	(0.0)	3974.9%
Other expense	—	(0.1)	-100.0%
Income taxes	(1.7)	(3.4)	-48.3%
Net Income	3.5	5.5	-36.6%

Non-GAAP EBITDA Margin (1)	24.0%	24.7%	(65	)bps
Effect of change in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs, and stock compensation	(14.1)%	(9.3)%	(485	)bps
Operating Margin (% of Net Revenue)	9.9%	15.4%	(550	)bps

Non-GAAP Operating Income (1)	17.6	11.8	48.7%
Change in contingent consideration payable	0.0	(0.8)	-102.4%
Amortization	(4.1)	(1.1)	259.0%
Acquisition-related transaction costs	(0.2)	—	—
Stock compensation expense	(4.7)	(0.9)	401.6%
Operating Income	8.6	9.0	-4.0%

Non-GAAP Net Income (1)	10.2	7.2	41.0%
Change in contingent consideration payable	0.0	(0.8)	-102.4%
Amortization	(4.1)	(1.1)	259.0%
Acquisition-related transaction costs	(0.2)	—	—
Noncash interest expense	(1.8)	—	—
Stock compensation expense	(4.7)	(0.9)	401.6%
Income taxes	4.1	1.1	265.4%
Net Income	3.5	5.5	-36.6%

Non-GAAP Fully Diluted EPS (1)	$0.34	$0.30	10.3%
Effect of change in contingent consideration payable, amortization, acquisition-related transaction costs, non cash interest expense and stock compensation, net of tax	(0.23)	(0.07)	202.3%
Fully Diluted EPS	$0.11	$0.23	-52.2%

Operating Metrics
Net revenue margin	19.4%	18.2%	119	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	24.0%	24.7%	(65	)bps
Total employees	2,397	1,705	40.6%
Sales employees and agents	1,671	1,126	48.4%
Truckload (TL) Revenue %	67.1%	53.1%	1,398	bps
Less Than Truckload (LTL) Revenue %	26.5%	37.6%	(1,114	)bps
Intermodal Revenue %	4.8%	5.7%	(95	)bps

(1) See the “Non-GAAP Financial Measures” section within this Press Release for a discussion of the reconciliation of the Non-GAAP financial measures to the nearest GAAP financial measures.

2015 Full Year and Fourth Quarter Guidance

“We expect full year 2015 revenue to be in the range of $1.515 billion to $1.535 billion and fourth quarter revenue to be in the range of $410 million to $430 million,” said Kyle Sauers, Chief Financial Officer of Echo.  “This range reflects revenue growth in the range of 37% to 43% over the fourth quarter of 2014, despite the continuing headwind caused by lower fuel prices.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on October 28, 2015 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman and Chief Executive Officer; Dave Menzel, President and Chief Operating Officer; and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference “Echo Global Logistics.” To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 52845871. The audio replay will be available through November 4, 2015.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “Non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Net Revenue, Non-GAAP selling, general and administrative expense, Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. Net revenue is calculated as total revenue less transportation costs.  Non-GAAP selling, general and administrative expense describes selling, general and administrative expense excluding commission expense, changes in contingent consideration payable, acquisition-related transaction costs and stock compensation.  Non-GAAP EBITDA and Non-GAAP EBITDA Margin describe net income and operating margin excluding the effects of changes in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs, stock compensation, interest expense, other expense and income taxes.  Non-GAAP Net Income describes net income excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, stock compensation expense and non-cash interest expense, net of their related tax impact.  Non-GAAP Fully Diluted EPS describes fully diluted EPS excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, non-cash interest expense, stock compensation expense and their related tax impacts. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Net Revenue, Non-GAAP selling, general and administrative expense, Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income, and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 that we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
REVENUE	$449,993,415	$320,565,829	$1,105,127,231	$873,355,913

COSTS AND EXPENSES
Transportation costs	362,614,918	262,135,779	894,955,721	719,378,267
Selling, general, and administrative expenses	71,318,890	45,761,471	176,796,987	124,033,421
Depreciation and amortization	7,448,076	3,693,949	16,572,233	10,060,299
INCOME FROM OPERATIONS	8,611,531	8,974,630	16,802,290	19,883,926
INTEREST / OTHER EXPENSE	(3,414,826)	(114,973)	(7,905,436)	(232,298)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,196,705	8,859,657	8,896,854	19,651,628
INCOME TAX EXPENSE	(1,738,000)	(3,402,053)	(2,792,000)	(7,519,848)
NET INCOME	$3,458,705	$5,457,604	$6,104,854	$12,131,780

Basic net income per share	$0.12	$0.24	$0.23	$0.53
Diluted net income per share	$0.11	$0.23	$0.22	$0.51

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)
Cash and cash equivalents	$42,787,640	$32,542,119
Accounts receivable, net of allowance for doubtful accounts	226,415,467	145,198,419
Prepaid expenses	3,284,895	2,849,011
Other current assets	4,715,354	5,078,038
Total long term assets	488,646,413	130,376,607
Total assets	$765,849,769	$316,044,194

Accounts payable — trade	$129,741,693	$85,999,784
Other current liabilities	33,292,654	41,246,588
Deferred income taxes	14,220,907	4,333,635
Convertible notes, net	195,000,276	—
Other long term liabilities	4,085,372	2,590,009
Stockholders’ equity	389,508,867	181,874,178
Total liabilities and stockholders’ equity	$765,849,769	$316,044,194

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2015	2014
	(Unaudited)
Net cash provided by operating activities	$52,796,523	$27,049,208

Net cash used in investing activities	(400,544,885)	(46,169,157)

Net cash provided by (used in) financing activities	357,993,883	(3,284,977)

Increase (Decrease) in cash and cash equivalents	10,245,521	(22,404,926)
Cash and cash equivalents, beginning of period	32,542,119	52,506,560
Cash and cash equivalents, end of period	$42,787,640	$30,101,634

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including TL, partial TL, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACTS:

Kyle Sauers
Chief Financial Officer

Echo Global Logistics
312-784-7695

Zach Jecklin
Director of Finance
Echo Global Logistics
312-784-2046

MEDIA CONTACTS:
Christopher Clemmensen
SVP of Marketing
Echo Global Logistics
312-784-2132

Hanni Itah
Director, Client Relations
SSPR
847-415-9324